================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         GUARANTY NATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No Fee Required.

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

             [LOGO OF GUARANTY NATIONAL CORPORATION APPEARS HERE]

                         GUARANTY NATIONAL CORPORATION
                         9800 SOUTH MERIDIAN BOULEVARD
                           ENGLEWOOD, COLORADO 80112

                                                                 March 27, 1997

Dear Shareholder:

  On behalf of the Board of Directors and management, I cordially invite you to the Annual Meeting of Shareholders to be held on Tuesday, May 13, 1997, at 9800 South Meridian Boulevard, Englewood, Colorado, commencing at 1:30 P.M. Mountain Daylight Saving Time. Your Board of Directors and management look forward to greeting in person those shareholders able to attend.

  Your vote is important, regardless of the number of shares you may own. To be sure your shares are voted at the meeting, if you are unable to attend in person, please take a moment now to sign, date and mail your proxy in the enclosed postage paid envelope. This will not prevent you from voting your shares in person if you attend the meeting. Your cooperation in mailing your proxy promptly will be greatly appreciated.

                                          [SIGNATURE OF JAMES R. POULIOT
                                           APPEARS HERE]

                                          James R. Pouliot
                                          President and Chief Executive
                                           Officer

             [LOGO OF GUARANTY NATIONAL CORPORATION APPEARS HERE]

                         GUARANTY NATIONAL CORPORATION
                         9800 SOUTH MERIDIAN BOULEVARD
                           ENGLEWOOD, COLORADO 80112

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  Notice is hereby given that the Annual Meeting of Shareholders of Guaranty National Corporation (the "Company") will be held at 9800 South Meridian Boulevard, Englewood, Colorado, on Tuesday, May 13, 1997 at 1:30 P.M. Mountain Daylight Saving Time for the following purposes:

    1. To elect a board of directors to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and qualify.

    2. To consider and vote upon a proposal to approve the Guaranty National Corporation Equity Incentive Plan.

    3. To ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company for the year 1997.

    4. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

  Holders of the Company's Common Stock, $1.00 par value, are entitled to vote for the election of directors and on each of the other matters set forth above.

  The stock transfer books of the Company will not be closed. The Board of Directors has fixed the close of business on March 20, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of all shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder, for any purpose germane to the meeting, at the Company's offices, 9800 South Meridian Boulevard, Englewood, Colorado, beginning two business days following the mailing of this Notice and continuing through the meeting and any adjournment thereof.

  You are cordially invited to be present. Shareholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided. At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the Company or by appearance at the meeting to vote in person.

                                          By order of the Board of Directors

                                          [SIGNATURE OF BEVERLY A. SILK
                                           APPEARS HERE]

                                          Beverly A. Silk
                                          Secretary

March 27, 1997

                         GUARANTY NATIONAL CORPORATION
                         9800 SOUTH MERIDIAN BOULEVARD
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 1997

  This statement is furnished in connection with the solicitation of proxies by your Board of Directors (the "Board") from holders of the outstanding shares of Common Stock, $1.00 par value (the "Common Stock") of Guaranty National Corporation (the "Company" or "Guaranty") entitled to vote at the Annual Meeting of Shareholders of the Company (and at any and all adjournments thereof) for the purposes referred to below, and set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and enclosed proxy are first being mailed to shareholders on or about March 27, 1997. A copy of the Company's Annual Report for 1996 is being mailed to all shareholders with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

  The Company's Board has fixed the close of business on March 20, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. On that date, there were outstanding and entitled to vote 14,975,497 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held of record on the record date with respect to matters on which the holder is entitled to vote.

  The presence, in person or by proxy, of a majority in number of the outstanding shares of Common Stock as of the record date constitutes a quorum and is required in order for the Company to conduct business at the Annual Meeting. The majority being present, the election of each nominee for Director requires a plurality of the votes cast and the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to approve the Guaranty National Corporation Equity Incentive Plan (the "Equity Incentive Plan") and ratify the appointment of the Company's independent accountants. Abstentions and broker non-votes are counted towards a quorum. Abstentions are counted in the tabulations of the votes cast, but broker non-votes are not counted in such tabulations for purposes of determining whether a proposal has been approved.

                           1. ELECTION OF DIRECTORS

  Pursuant to the Company's By-Laws, the Board has fixed the number of directors at eleven. The Directors are to be elected by the holders of the Company's Common Stock, to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and qualify. Unless instructions to the contrary are received, proxies received in response to this solicitation will be voted in favor of the nominees listed below. If any nominee should become unavailable for election, the shares represented by the enclosed proxy will be voted for such substitute nominee as may be proposed by the Board.

NAME, AGE AND POSITION    DIRECTOR     PRINCIPAL OCCUPATION, FIVE-YEAR BUSINESS
WITH THE COMPANY           SINCE     EXPERIENCE AND OTHER CORPORATE DIRECTORSHIPS
----------------------    --------   --------------------------------------------
Tucker Hart Adams, 59       1994   President, The Adams Group, Inc. (an economic
 Director                           consulting firm), since 1989; Director of Tax
                                    Free Fund of Colorado, Montana Power Company
                                    and Rocky Mountain Equity Fund.
W. Marston Becker, 44       1996   Chairman and Chief Executive Officer since 1996
 Director                           and Senior Vice President, 1994-1996, of Orion
                                    Capital Corporation ("Orion"); President and
                                    Chief Executive Officer of Design Professionals
                                    Insurance Company, a subsidiary of Orion, 1994-
                                    1996; President and Chief Executive Officer of
                                    McDonough Caperton Insurance Group, 1987-1994.
Alan R. Gruber, 69          1984   Director and Chairman of the Executive and
 Chairman of the Board              Investment Committees of Orion since 1996;
                                    Chairman of the Board and Chief Executive
                                    Officer of Orion, 1976-1996; Trustee of six
                                    trusts which manage the Neuberger & Berman
                                    family of equity mutual funds; Director of
                                    Trenwick Group, Inc.
Dennis J. Lacey, 43         1994   Director, President and Chief Executive Officer
 Director                           of Capital Associates, Inc. (an equipment
                                    leasing company) since 1991.
M. Ann Padilla, 54          1994   President, Sunny Side, Inc./Temp Side (a private
 Director                           employment service), since 1975; Director of
                                    Bank One Denver N.A.
Vincent T. Papa, 50         1996   Senior Vice President since 1996 and Vice
 Director                           President and Treasurer, 1987-1996, of Orion;
                                    Chairman and Chief Executive Officer of Wm. H.
                                    McGee & Co., Inc., a subsidiary of Orion, since
                                    1995.
James R. Pouliot, 43        1995   President and Chief Executive Officer of
 Director; President and            Guaranty since December 1996 and of Viking
 Chief Executive Officer            Insurance Holdings, Inc. ("Viking") since 1992;
                                    Executive Vice President of Guaranty during
                                    1996. Vice President, Marketing, Great American
                                    Insurance Co., 1990-1992.
Robert B. Sanborn, 68       1988   Senior Executive Consultant of Orion since 1995;
 Director                           Director since 1987, Vice Chairman 1994-1995,
                                    and President and Chief Operating Officer,
                                    1987-1994, of Orion; Director of HCG/Lloyd's
                                    Investment Trust plc., Intercargo Corporation
                                    and Nobel Insurance Limited.

NAME, AGE AND POSITION   DIRECTOR     PRINCIPAL OCCUPATION, FIVE-YEAR BUSINESS
WITH THE COMPANY          SINCE     EXPERIENCE AND OTHER CORPORATE DIRECTORSHIPS
----------------------   --------   --------------------------------------------
William J. Shepherd, 70    1991   Private investor; Director of Orion, Chemical
 Director                          Bank New Jersey and Princeton Bank and Trust
                                   Company.
Richard R. Thomas, 51      1991   Chief Executive Officer and Chairman of the
 Director                          Board of ADCO General Corporation (a property
                                   and casualty general agency) since 1990.
Roger B. Ware, 62          1983   Senior Consultant of Guaranty since December
 Director                          1996 and President and Chief Executive Officer
                                   of Guaranty, 1983-1996. Director of Orion.

  The Board of Directors met nine times during 1996. Each director attended at least 75% of the meetings of the Board of Directors, as well as of the meetings of the Committees on which he or she served.

  Orion and Guaranty have entered into a Shareholder Agreement with respect to the composition of the Board of Directors and committees thereof and the future designation by Orion of four nominees (one of whom will be the Chairman of the Board) to Guaranty's Board of Directors so long as Orion or its subsidiaries beneficially own in the aggregate 30% or more of the voting securities of Guaranty (or securities convertible or exchangeable therefor) and of two nominees so long as Orion or its subsidiaries beneficially own 20% or more of such securities. Messrs. Becker, Gruber, Papa and Shepherd have been designated by Orion pursuant to this Agreement. In addition, Messrs. Sanborn (an Orion designee prior to his retirement in 1994) and Ware are directors of Orion. Messrs. Ware and Pouliot were nominated to the Board as officers of Guaranty. The Company expects that Mr. Gruber will retire as Chairman of the Board after the 1997 annual meeting and that Mr. Becker will be designated to succeed him.

  The Shareholder Agreement also provides, among other matters, that the members of the Board, other than the Orion designees and two officers of Guaranty, be unaffiliated with but mutually agreeable to both Orion and Guaranty and Orion may require that Guaranty's Compensation Committee include the Orion designees to the Guaranty Board. On the record date for this meeting Orion or its subsidiaries owned approximately 81% of the shares entitled to vote. They intend to vote their shares in favor of all of the nominees, as well as the proposals to approve the Equity Incentive Plan and ratify the selection of Deloitte & Touche LLP.

COMMITTEES

  The Board of Directors has Executive, Audit and Compensation Committees. The Executive Committee, during intervals between meetings of the Board, may exercise all of the powers of the Board in the management and control of the business of Guaranty, except as limited by law and except with respect to matters within the powers of the Audit or Compensation Committees. The Executive Committee is composed of Mr. Gruber, as Chairman, and Mr. Pouliot. The Committee did not meet during 1996.

  The Compensation Committee consists of Mr. Shepherd as Chairman, Ms. Padilla and Messrs. Gruber and Sanborn. The Compensation Committee recommends to the Board of Directors the compensation to be paid to employees of the Company and administers the Company's various employee benefit and key officer and employee plans. The Committee met five times during 1996.

  The Audit Committee confers periodically with management, the Company's internal auditors and the Company's independent accountants in connection with the preparation of financial statements and audits thereof and the maintenance of proper financial records and controls. The Audit Committee also reviews the nature and extent of any non-audit services provided by the Company's independent accountants. The Audit Committee makes recommendations to the Board of Directors with respect to the foregoing and brings to the attention of the Board any criticism and recommendations that the independent accountants or the Audit Committee itself may suggest. The Audit Committee consists of Mr. Lacey, as Chairman, Ms. Adams and Mr. Thomas. The Committee met three times during 1996.

                  SECURITY OWNERSHIP OF DIRECTORS, OFFICERS,
                        AND PRINCIPAL BENEFICIAL OWNERS

  The following table sets forth information concerning the shares of the Company's Common Stock beneficially owned by each of the directors and nominees for the Board, each of the named executive officers, all directors and executive officers of the Company as a group, and each person or group who is known by the Company to be the beneficial owner of more than five percent of the total number of shares of the Company's Common Stock outstanding and entitled to vote. All such information is given as of January 31, 1997, unless otherwise indicated. Shares outstanding were deemed to be shares actually outstanding on January 31, 1997, and shares subject to options which were exercisable on or within 60 days after that date.

                                                     AMOUNT AND
                                                       NATURE
                                                         OF          PERCENT
                   NAME AND ADDRESS OF               BENEFICIAL        OF
                     BENEFICIAL OWNER                OWNERSHIP        CLASS
                   -------------------               ----------      -------
      Orion Capital Corporation..................... 12,129,942(a)    81.0%
       600 Fifth Avenue
       New York, NY 10020
      Tucker Hart Adams.............................        -0-        -0-
      W. Marston Becker.............................      2,450(b)       *  (b)
      Alan R. Gruber................................        -0-(b)     -0-  (b)
      Dennis J. Lacey...............................        400          *
      Arthur J. Mastera.............................     37,173(c)      .2%
      M. Ann Padilla................................        506          *
      Vincent T. Papa...............................        -0-(b)     -0-  (b)
      Michael L. Pautler............................     39,966(d)      .3%
      James R. Pouliot..............................     39,173(e)      .3%
      Fred T. Roberts...............................     19,000(f)      .1%
      Robert B. Sanborn.............................        321(b)       *
      William J. Shepherd...........................      1,605(b)       *  (b)
      Richard R. Thomas.............................      1,500          *  (b)
      Roger B. Ware.................................     92,071(b,g)    .6%(b)
      All Directors and Executive Officers as a
       Group........................................ 12,384,092       82.7%

--------
 * Less than .1%
(a) Represents beneficial ownership with sole voting and dispositive power of Orion and certain of its subsidiaries as reported on an amendment to its
    Schedule 13G filed with the Securities and Exchange Commission on March 19, 1997.
(b) Excludes the shares owned by Orion. Messrs. Becker and Papa are executive officers of Orion and Messrs. Becker, Gruber, Sanborn, Shepherd and Ware are directors of Orion. Each of such persons disclaims any beneficial interest in Orion's shares.
(c) Includes 6,173 shares as to which Mr. Mastera has sole voting and investment power, and vested options to acquire 31,000 shares granted pursuant to the terms of the Company's 1991 Long-Term Performance Incentive Plan (the "1991 Incentive Plan").
(d) Includes 5,966 shares as to which Mr. Pautler has sole voting and investment power, and vested options to acquire 34,000 shares granted pursuant to the terms of the Company's 1991 Incentive Plan.
(e) Includes 4,173 shares as to which Mr. Pouliot has sole voting and investment power and vested options to acquire 35,000 shares granted pursuant to the terms of the Company's 1991 Incentive Plan.
(f) Includes vested options to acquire 19,000 shares granted pursuant to the terms of the Company's 1991 Incentive Plan.
(g) Includes 31,071 shares as to which Mr. Ware has sole voting and investment power, and vested options to acquire 61,000 shares granted pursuant to the terms of the Company's 1991 Incentive Plan.

                            EXECUTIVE COMPENSATION

CASH COMPENSATION

  The following table sets forth the compensation of the Chief Executive Officer and the four most highly compensated executive officers of the Company during the three consecutive years ended December 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG TERM
                                  ANNUAL COMPENSATION             COMPENSATION
                              ------------------------------- ---------------------
                                                    OTHER     RESTRICTED   SHARES
                                                    ANNUAL      STOCK    UNDERLYING  ALL OTHER
   NAME AND PRINCIPAL         SALARY      BONUS  COMPENSATION  AWARD(S)   OPTIONS   COMPENSATION
        POSITION         YEAR ($)(A)     ($)(B)      ($)        ($)(C)      (#)        ($)(D)
   ------------------    ---- -------    ------- ------------ ---------- ---------- ------------
James R. Pouliot........ 1996 273,065    140,000      --             --    32,320      53,503
 President of Viking;    1995 114,915(e)  50,000      --       $207,000    35,000       1,731
 President and
 Chief Executive Officer
 of Guaranty
 (eff. 12/17/97)
Roger B. Ware........... 1996 319,226    150,000      --            -0-       -0-      72,473
 Former President &      1995 291,917     50,000      --            -0-       -0-      65,651
 C.E.O. of
 Guaranty (ret. eff.     1994 244,427    150,000      --         87,500    16,000      58,483
 12/17/96)
Fred T. Roberts......... 1996 189,423     48,500      --                   16,156      37,327
 Senior Vice President-- 1995 162,384     25,000      --             --        --      31,373
 President
 of Commercial Lines of  1994 148,115     75,000      --         52,500    12,000      29,263
 Guaranty
Michael L. Pautler...... 1996 177,115     62,000      --             --    13,084      30,440
 Senior Vice President-- 1995 152,558     35,000      --             --        --      25,534
 Finance &
 Treasurer of Guaranty   1994 136,769     63,000      --         52,500    12,000      20,924
Arthur J. Mastera....... 1996 175,192     51,000      --             --    12,671      34,624
 Senior Vice President-- 1995 158,538     10,000      --             --        --      33,058
 Chief
 Administrative Officer  1994 147,038     60,000      --         52,000    12,000      29,301
 of Guaranty

--------
(a) Includes compensation deferred under Company's 401(k) Retirement Plan.
(b) Annual bonus amounts are earned and accrued during the year indicated.
(c) During 1995, 12,000 shares of restricted stock were granted to Mr. Pouliot. Restricted stock was granted during 1994 as follows: Mr. Ware 5,000 shares, and Messrs. Roberts, Mastera and Pautler 3,000 shares each. Dividends are paid on non-vested shares of restricted stock.
(d) "All Other Compensation" represented (i) moving expenses of $12,664 paid in connection with Mr. Pouliot's relocation to Colorado and (ii) Company contributions to the 401(k) Retirement Plan ("401K"), Supplementary Executive Retirement Plan ("SERP"), and split dollar insurance premiums ("LIFE"), as follows:

                                      1996                1995                1994
                               ------------------- ------------------- -------------------
                               401K   SERP   LIFE  401K   SERP   LIFE  401K   SERP   LIFE
                                ($)   ($)    ($)    ($)   ($)    ($)    ($)   ($)    ($)
                               ----- ------ ------ ----- ------ ------ ----- ------ ------
      James R. Pouliot........ 9,500 31,339     -- 1,731     --     --    --     --     --
      Roger B. Ware........... 9,500 42,153 20,820 9,240 37,224 19,187 9,000 28,201 21,282
      Fred T. Roberts......... 9,500 17,490 10,337 9,240 12,613  9,520 8,887 10,015 10,361
      Michael L. Pautler...... 9,500 15,152  5,788 9,240 10,746  4,548 8,206  8,540  4,178
      Arthur J. Mastera....... 9,500 14,787 10,337 9,240 11,882 11,936 8,822  9,875 10,604

    During 1995, Mr. Pouliot did not participate in the Company's 401K plan, as Viking had a separate plan.
(e) Represents Mr. Pouliot's 1995 salary, including deferred amounts, after the acquisition of Viking on July 18, 1995.

OPTIONS GRANTED AND EXERCISED

  The following table sets forth the options granted (none were exercised) in 1996 under the Company's 1991 Incentive Plan to the Chief Executive Officer and four most highly compensated executive officers of the Company, and certain other information with respect to the options.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                                --------------------------------------
                                        % OF TOTAL EXERCISE
                                         OPTIONS   PRICE OR
                                OPTIONS GRANTED TO   BASE                GRANT
                                GRANTED EMPLOYEES   PRICE   EXPIRATION   DATE
             NAME               (#)(A)   IN 1996    ($/SH)     DATE    VALUES(B)
             ----               ------- ---------- -------- ---------- ---------
James R. Pouliot............... 32,320     10.5     16.875   12/17/06  $136,350
Roger B. Ware..................    -0-      -0-        -0-        -0-       -0-
Fred T. Roberts................ 16,156      5.2     16.875   12/17/06    68,158
Michael L. Pautler............. 13,084      4.2     16.875   12/17/06    55,198
Arthur J. Mastera.............. 12,671      4.1     16.875   12/17/06    53,456

--------
(a) Options may be either non-qualified options or qualified incentive stock options. The options granted in 1996 become exercisable in installments at the rate of 25% per year after the first, second, third and fourth anniversaries of the date of grant. Vested options are exercisable for ten years from the date of grant. For each named individual, a total of 5,925 option shares are qualified options and the remainder were issued as nonqualified options.
(b) These values were determined utilizing a modified Black-Scholes option pricing model with the following weighted average assumptions and adjustments: For 1996 options, 3.0% dividend yield, expected volatility of 24%, risk free interest rate of 6.1% and expected term of 5.6 years.

  The following table sets forth as of the year-end the number and values of the shares of common stock underlying the outstanding "in-the-money" options held by the named executive officers. The values represent the positive spread between the exercise price of the options and the year-end price of the common stock.

                                                                       VALUE OF UNEXERCISED
                          SHARES             NUMBER OF UNEXERCISED     IN-THE MONEY OPTIONS
                         ACQUIRED             OPTIONS AT YEAR-END           AT YEAR-END
                            ON     VALUE   ------------------------- -------------------------
          NAME           EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- -------- ----------- ------------- ----------- -------------
James R. Pouliot........    None      N/A    35,000       32,320            --         --
Roger B. Ware...........    None      N/A    61,000           --       $67,500         --
Fred T. Roberts.........  14,000  $35,000    19,000       16,156            --         --
Michael L. Pautler......    None      N/A    34,000       13,084       $33,000         --
Arthur J. Mastera.......    None      N/A    31,000       12,671       $ 9,000         --

PERFORMANCE UNIT PLAN VALUES

  Guaranty's Performance Unit Plan, adopted in 1987 (the "1987 Plan"), presently covers only three key officers. Beginning in 1996, performance units may also be awarded under the 1991 Incentive Plan and the proposed Equity Incentive Plan, on terms which are substantially different from those of the 1987 Plan, as described below. Awards under the Plan are payable in cash over a period of five to eight years. Each vested unit is approximately equal in value to the book value of one share of the Company's common stock. The purpose of the awards is to motivate the participants to remain with the Company for an extended period of time and to use their best efforts to maximize shareholder value so long as the units are outstanding.

  In order to encourage the recipients of 1987 awards to defer payment of them until 1998, the Committee placed a floor on their value equal to their value as of September 30, 1994. To receive the cash value of a unit, the employee must remain an employee of the Company until the dates shown in the following table, which also sets forth the value of the awards as of December 31, 1996:

                                             NUMBER   VALUE AT
                                      YEAR     OF   DECEMBER 31,
                   NAME              AWARDED UNITS      1996       DATE VESTED
                   ----              ------- ------ ------------ ---------------
      James R. Pouliot..............  1995   15,972  $ 234,866   Dec. 31, 1998
      Roger B. Ware.................  1987   89,248  1,312,410   January 1, 1995
                                      1993   26,774    393,717   Sept. 30, 1998
      Fred T. Roberts...............  1987   41,650    612,472   January 1, 1995
                                      1993   10,413    153,125   Sept. 30, 1998

1991 INCENTIVE PLAN

  This Plan was amended in 1996 to add certain features contained in the Equity Incentive Plan, described below, including the transferability of stock options to immediate family members and the authorization of performance units which provide for payments if the Company achieves Performance Targets (e.g., increases in book value, earnings per share, return on equity, etc.) which are fixed at the time of granting the units. Payments may be made either in cash or in stock. During 1996 grants of performance units were made providing for payments over four years if certain targeted growth in book value occurs over the same period of time. Maximum payments to the named executive officers will be: Mr. Pouliot, $68,400, Mr. Roberts, $37,000, Mr. Mastera, $27,200, and Mr. Pautler, $31,050.

EMPLOYMENT AND SEVERANCE AGREEMENTS

  On September 1, 1986, Guaranty entered into an employment agreement with Mr. Ware. It provides for a base annual salary to be fixed by the Board of Directors ($310,000 as of March 25, 1996), and for such bonus and other incentive and deferred compensation as the Board determines to be appropriate. On February 29, 1996, the agreement was amended to provide that Mr. Ware will remain as President and Chief Executive Officer until December 17, 1996, and thereafter will be employed until December 31, 1998 as a Senior Consultant to the Company at the same base salary. Mr. Ware remains eligible for his normal 1996 performance bonus, but is not eligible for such bonuses for 1997 or 1998. He has agreed that he will not compete with Guaranty for a one-year period after the termination of the agreement. The agreement may be terminated by Guaranty upon Mr. Ware's disability, in which event he would be paid 50% of his base salary through 1998.

  With the acquisition of Viking on July 18, 1995, an employment agreement with Mr. Pouliot became effective for a term which is automatically extended so that it will be in effect at all times for a period of two years. The agreement, which also applies to his services as President and Chief Executive Officer of Guaranty since December 17, 1996, provides for the grants of Restricted Stock, Stock Options and Performance Units described above, an annual salary of at least $250,000 ($300,000 as of December 16, 1996), and a guaranteed bonus with respect to 1995 and 1996 of at least 40% of his earned salary for those years. Mr. Pouliot has also agreed that he will not be employed by any business in the non-standard private passenger automobile insurance industry for a period of one year following termination of his employment agreement.

  The Board of Directors has adopted a severance policy applicable to the officers of the Company's insurance company subsidiaries. Pursuant to this policy, officers are entitled to receive six months to one year's notice of termination, depending on the position held, except in the event of termination for cause. The policy currently applies to all of the senior officers other than Messrs. Ware and Pouliot, including the other executive officers named in the Compensation Table above, each of whom is entitled to one year's notice of termination.

  In September, 1991, the shareholders of Guaranty authorized the execution by Guaranty of indemnification agreements with directors, officers and certain employees of Guaranty and its subsidiaries, which, among other matters, supplement the indemnity provided under Guaranty's articles of incorporation and by-laws and the Colorado Corporation Code.

COMPENSATION OF DIRECTORS

  In 1996, Guaranty paid its six non-management directors a retainer fee at the rate of $17,000 a year and an attendance fee of $800 for each Board of Directors or committee meeting attended, except that $400 was paid for a committee meeting held on the same date as a board meeting. The Committee chairmen received an additional annual retainer of $5,000. Officers of Guaranty and Orion who serve as directors of Guaranty do not receive either a retainer fee or attendance fees for their service. All directors and officers are reimbursed for expenses incurred in attending Board of Directors and committee meetings.

COMPENSATION COMMITTEE REPORT

  The Company's Compensation Committee consists of four members of the Company's Board of Directors. Three members are nominated by Orion, pursuant to the November 7, 1991, Shareholder Agreement, as amended, between Orion and the Company and the fourth is an outside director of the Company. Roger B. Ware, Guaranty's president during 1996, serves as a member of the board of directors of Orion, and as such receives the regular fees paid to all non-employee directors of Orion, but he is not a member of the Compensation Committee of either corporation.

  Objectives. Guaranty's Compensation Committee is responsible for establishing and administering the Company's compensation policies for its chief executive officer and its other senior officers, for determining annually the base salary and bonus for each of the senior officers, and for awarding grants under the Company's 1991 Incentive Plan, its Incentive Bonus Plan and the Equity Incentive Plan, if it is approved by the shareholders. The Committee's goal is to motivate management to enhance the profitability of the Company and thus its value to shareholders. The Committee recognizes that to achieve this goal the Company must attract and retain qualified executives who will contribute significantly to the Company's progress. Therefore, the Committee has sought to establish compensation policies which will balance corporate, business unit and individual performance factors so as to effectively motivate management to lead the Company toward long term growth in premium volume and profitability at a pace consistent with maintaining conservative levels of capitalization and loss reserves.

  To this end, the Committee has determined that, in general, the base salaries of management should be at or slightly above the median salary levels of comparable companies recognizing, however, that limited information is available concerning competitive specialty insurance companies of comparable size. The Committee emphasizes variable compensation programs, based upon achievement of individual and Company goals, which would make possible total compensation levels which the Committee believes to be at the high end of the range for such companies if the Company's or business unit's performance is above average. The Committee believes that the Company's Bonus, Long-Term Incentive Compensation and Equity Incentive Plans are key factors both for achieving this objective and for attracting, retaining and motivating its executives.

  General. The Committee considers a variety of factors in connection with compensation decisions, although none of them is assigned a specific weight. During the first quarter of each year, the Committee reviews material provided by the chief executive officer in connection with his recommendations for adjustments in the base salaries of each officer and the award of bonuses with respect to services performed during the preceding year. This information includes the annual performance goals established for the individual officers and for the Company and its various business units, and the Company's operating results for the preceding year, as compared to its business plan and the results of other companies. Specially commissioned surveys of competitive companies are also obtained at three to five year intervals. The individual experiences of its members in connection with the operation of other businesses with which they are or were associated are also taken into account by the Committee.

  Chief Executive Officer. In determining the 1996 base salary for Mr. Ware, the Committee considered, in addition to the foregoing, the Company's financial performance as measured by its three key financial targets: a 15% increase in gross written premiums, a GAAP operating ratio of not more than 98%; and a return on equity of at least 15%. For 1995, against these key ratios, the Company achieved a 5% return on equity, a 24% increase in gross written premium volume and an operating ratio of 105%. In addition, the statutory combined loss and expense ratio was over 100% in 1995 for the first time in nine years, at 106%. The property and casualty industry ratio during 1995 averaged 106% and has not been under 100% since 1978. Based on the foregoing, the Committee awarded Mr. Ware a nominal salary increase of approximately 3%, commencing in April, 1996.

  Mr. Ware's 1996 bonus award of $150,000, granted in February, 1997, represented an amount equal to 300% of his bonus for the preceding year and 60% of the maximum 1996 bonus for which he was eligible. In determining the amount, the Committee took into account the Company's overall financial performance as measured by its three key financial targets for 1996. Gross written premiums increased 19% compared to the target of 15%, the GAAP operating ratio decreased from 106% to 100% compared to a target of 98%, and a return on equity of 12%, compared to the target of at least 15%. The Committee also considered a number of other positive achievements recorded during 1996, including a 10% increase in the book value per share of the Company's common stock, primarily due to its improved net earnings, the successful implementation of the transition process resulting from Mr. Ware's retirement, and the development of a plan for the integration of Viking's business with the Personal Lines Unit of the Company.

  Other Executive Officers. A similar process was followed in determining the level of salary increases and bonuses for the other officers of Guaranty. Performance goals are established at the beginning of the year for each officer and the Committee is able to consider the extent to which they have been met. In addition, the Committee reviewed the earnings, the expense ratio, the operating ratio, premium growth and operating cash flow of the individual business units within the Company with which the officers were associated, and it met with the chief executive officer to review management's compensation recommendations, based on the individual performance of each officer and management's evaluation of the factors considered by the Committee as they applied to each of the officers. While individual compensation increases varied substantially, Guaranty limited its annual executive compensation increases in 1996 to an aggregate of five percent of the executive payroll.

  Awards under Guaranty's Incentive Cash Bonus Plan are based in part on the Company's performance for the year and in part on the achievement of the individual goals and objectives which are set at the beginning of the year by agreement between each officer and the senior executive to whom he or she reports. Target awards for 1996, as a percentage of 1996 base salaries, ranged from 20% for certain vice presidents to 40% for the chief executive officer. Depending on performance, bonus payments may range between zero and two times the target amount. In February, 1997, the Committee approved aggregate bonus payments of $620,000 under the Plan for 1996 performance by all officers of the Company's insurance subsidiaries, reflecting both the achievement by the officers of their personal goals for the year and the Company's 1996 financial performance. Amounts awarded to the Company's executive officers in 1997 with respect to 1996 performance are reported in the Proxy Statement's Summary Compensation Table.

  Long-Term Incentives. Long-term incentives for the company's chief executive officer and other officers are provided through the Company's 1991 Long-Term Performance Incentive Plan, as amended in 1996, and, subject to shareholders approval, its Equity Incentive Plan, adopted by the Board in 1996. The Committee grants awards under the Incentive Plan primarily on the basis of the executive's ability to influence the Company's long term growth and profitability. The awards can be in the form of stock options, restricted stock or, since 1996, performance units. The Committee has the authority to determine to whom awards will be made, in what amounts and on what conditions. It is through awards under these Plans that the Committee attempts to align management's long range interests with those of the shareholders and to provide an opportunity for its officers to build a meaningful stake in the Company. The amounts of the stock options and performance unit awards described in the Executive Compensation Section of this Proxy Statement, were based on the Committee's subjective determination as to an award which would motivate the executive to remain with the Company until the award vested and to use his best efforts to enhance the value of the Company during that period.

  Other Benefits. The officers of the Company may also participate in the Company's 401(k) Plan to which both the Company and employees may make contributions, and in health and other benefit plans which are available to employees generally. In addition, the Company adopted in 1987 a Performance Unit Plan pursuant to which the pre-1996 awards described under "Performance Unit Plan Values" in this Proxy Statement were made. The authority to make awards under the Plan is reserved to the Committee, which determined that the 1987 and 1993 awards under the Plan had demonstrated their usefulness in retaining and motivating the key executives who were responsible for the Company's operating results during the ensuing years, and that the 1995 award to Mr. Pouliot would motivate him to remain as key executive of the Company until 1998 and compensate him fairly for his contribution to increases in shareholder values during that period. At the present time, the Committee has no plans to make further awards under the Performance Unit Plan, although it may, and in 1996 did, award performance units under the Equity Incentive Plan and the amended 1991 Long-Term Performance Incentive Plan.

  Deductibility of Compensation. Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. No executive officer would have been subject to the limitations of Section 162(m) had it applied in 1996. The Committee intends to structure any compensation for executive officers so that it qualifies for deductibility under the new statute to the extent feasible. However, the Committee reserves the authority to authorize payments, including salary and bonuses, that may not be deductible if it determines that they are needed to maintain the Company's competitive position.

                                          COMPENSATION COMMITTEE

                                            William J. Shepherd, Chairman
                                            Alan R. Gruber
                                            M. Ann Padilla
                                            Robert B. Sanborn

                         SHAREHOLDER RETURN COMPARISON

  The following line graph presents the compounded return to the Company's shareholders since December 31, 1991, compared on an indexed basis with the S&P 500 Stock Index and the Dow Jones Property/Casualty Insurance Index, a nationally recognized index of companies in Guaranty's industry.

                             [GRAPH APPEARS HERE]



                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
            AMONG GUARANTY NATIONAL CORP., S&P 500 STOCK INDEX AND
               THE DOW JONES PROPERTY/CASUALTY INSURANCE INDEX


                                                             Dow Jones
                                Guaranty     S&P 500     Property Casualty
Measurement period              National      Stock          Insurance
(Fiscal Year Covered)             Corp.       Index            Index
---------------------           --------     --------    -----------------
Measurement PT -
12/31/91                         100.00       100.00           100.00

FYE 12/31/92                     140.40       107.60           121.70
FYE 12/31/93                     127.40       118.40           122.80
FYE 12/31/94                     138.00       120.00           129.10
FYE 12/31/95                     119.00       165.10           182.40
FYE 12/31/96                     133.60       203.00           219.30


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Guaranty and Orion have entered into a shareholder agreement pursuant to which Orion has the right to require Guaranty to register any or all of Orion's shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), on up to three occasions through November 1997. In addition, Guaranty has agreed to use its best efforts to include such shares in any underwritten public offering of its Common Stock under the Securities Act and to pay all expenses in connection with the first two registrations. See also the description of certain other provisions of the Shareholder Agreement which are set forth above under the caption "Election of Directors."

  In the ordinary course of business, the Company's wholly-owned insurance company subsidiaries reinsure certain risks with other companies. Such arrangements serve to limit their maximum loss on large risks. To the extent that any reinsuring company is unable to meet its obligations, the Company would be liable for such amounts. For 1996, Guaranty National Insurance Company ("GNIC") and Landmark American Insurance Company entered into a 100% reinsurance agreement with an Orion insurance subsidiary. Premiums written and ceded under this agreement are included in premiums written as reported in Guaranty's financial statements and were $49,000 for 1996. Also, for 1996 GNIC entered into reinsurance agreements with other Orion insurance subsidiaries pursuant to which GNIC assumed business written through affiliates totalling $15,673,000 in premium. Guaranty paid to Orion $298,000 in fees and reimbursed $309,000 of actual expenses incurred by Orion in conjunction with this reinsurance agreement.

  A subsidiary of Orion is an agent for the Company, pursuant to the Company's standard agency contract. During 1996, this agency produced $436,000 in premiums and was paid $85,000 in commissions. The Company expects to pay it a similar amount in 1997.

  The Company and Orion have entered into an investment management agreement pursuant to which the investment portfolio of the Company (other than short-term investments and a portion of the equity securities) will continue to be managed by investment managers of Orion, under the direction and supervision of Guaranty and subject to Guaranty's Investment Policies. For its investment management services, Orion was paid $650,000 in 1996. The contract will continue in effect for one year unless terminated by either party upon 90 days prior written notice.

  Orion has committed to invest up to $5,000,000 in Insurance Partners L.P., a partnership formed to make equity investments of up to approximately $550 million in the insurance industry. Guaranty has committed to participate in Orion's commitment in an aggregate amount not to exceed $1,500,000. Insurance Partners L.P. is managed by Insurance Partners Advisors L.P., of which Steven
B. Gruber, the son of Alan Gruber, Chairman of Guaranty, is a managing director.

  Mr. Richard R. Thomas, who is a director of Guaranty, is Chairman of the Board and sole owner of ADCO General Corporation, a general agent of the Company. ADCO has received from the Company gross commissions (including contingency commissions), pursuant to a standard agency contract, of approximately $731,000 in 1996 and is expected to receive gross commissions of approximately the same amount during the current fiscal year.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the best of the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to transactions during 1996 by its officers, directors and greater than 10% beneficial owners were complied with except for a report on Form 4 by Mr. Roberts which was due on June 10, 1996, and filed on July 10, 1996.

    2. APPROVAL OF THE GUARANTY NATIONAL CORPORATION EQUITY INCENTIVE PLAN

GENERAL

  The Board of Directors adopted on October 29, 1996, a new stock plan entitled the Guaranty National Corporation Equity Incentive Plan (the "Equity Incentive Plan") for key employees of the Company. On the same date, the 1991 Incentive Plan was amended to conform to the provisions of the Equity Incentive Plan. While no new stock options were provided for, 350,000 Performance Units were added to the benefits available under the older Plan. The Equity Incentive Plan is effective as of October 29, 1996. However, no stock-based award can be granted to any officer of Guaranty unless and until the Equity Incentive Plan is approved by an affirmative vote of the holders of a majority of the voting power of the Common Stock, present in person or represented by proxy at the 1997 Annual Meeting of Stockholders and entitled to vote thereon; provided, however, that a quorum is present at the meeting.

  The Board of Directors believes that the Equity Incentive Plan will assist the Company in attracting, retaining and rewarding key employees, will enable such employees to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such employees and the Company's stockholders and will provide to such employees an increased incentive to expend their maximum efforts for the success of the Company's business. In addition, the Plan is intended to permit maximum flexibility in granting or changing incentives in response to changes in both the Company and its business, as well to permit the adoption of innovative compensation arrangements.

  The Equity Incentive Plan is intended to supplement and eventually replace the Company's 1991 Incentive Plan. If the Equity Incentive Plan is approved by the Company's stockholders any stock options and performance units previously granted under the 1991 Incentive Plan will remain outstanding pursuant to the terms of such Plan but no further awards will be made under that Plan.

  A summary of the principal provisions of the Equity Incentive Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the Equity Incentive Plan, which is attached as Exhibit A to this Proxy Statement. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Equity Incentive Plan.

ADMINISTRATION

  The Equity Incentive Plan will be administered by the Compensation Committee (the "Committee") of the Board. The Company's By-Laws require that the Committee shall consist only of directors who are not executive officers or employees of the Company. The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Equity Incentive Plan, to select the employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Equity Incentive Plan.

SHARES AVAILABLE

  Under the Equity Incentive Plan, the aggregate number of shares of Common Stock available for issuance will be 700,000 and the aggregate number of Performance Units which can be awarded cannot exceed 350,000, subject in each case to adjustment as described below. Such shares may be authorized and unissued shares or treasury shares. On March 21, 1997, the closing price of the Common Stock on the New York Stock Exchange was $18.00 per share.

  If any shares of Common Stock subject to an award are forfeited or the award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards under the Equity Incentive Plan. If any Performance Units awarded under the Equity Incentive Plan are forfeited or canceled, the Performance Units will again be available for awards under the Equity Incentive Plan. In the event that the Committee determines that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Equity Incentive Plan, the Committee may adjust any or all of (i) the number and kind of shares of Common Stock which may be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of Common Stock available under the Equity Incentive Plan, (iv) the exercise price, grant price, or purchase price relating to any award, or, if deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events (including the kinds of events described in the preceding sentence) or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance Awards as "performance-based compensation" under Section 162(m) of the Internal Revenue Code ("Code"), and (v) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units.

ELIGIBILITY

  Persons eligible to participate in the Equity Incentive Plan include all key employees of the Company and its subsidiaries, as determined by the Committee. On December 17, 1996, the Committee made awards to 38 non-officers of Guaranty National Corporation who are key employees of the Company or one of its subsidiaries. See "Executive Compensation" for information on awards to the named executive officers. While the specific individuals to whom awards will be made in the future cannot be determined at this time, it is anticipated that currently approximately 47 key employees are eligible for participation in the Equity Incentive Plan.

AWARDS

  The Equity Incentive Plan is designed to give the Committee the maximum flexibility in providing incentive compensation to key employees. The Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, bonus stock, awards in lieu of cash obligations, and other stock-based awards and Performance Units. The Equity Incentive Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award. Since the Committee may, in its discretion, grant a combination of an option, other stock-based awards and a cash award, it is possible that one or more restrictions or requirements in the Equity Incentive Plan applicable to any individual type of award, including the requirements that options be granted at fair market value, can, in effect, be avoided.

  STOCK OPTIONS. The Committee is authorized to grant stock options, including incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price per share of Common Stock subject to an option is determined by the Committee, provided that the exercise price may not be less than the Fair Market Value of the Common Stock on the date of grant. However, the Equity Incentive Plan also allows the Committee to grant an option or other award allowing the purchase of Common Stock at an exercise price or grant price less than Fair Market Value when it is granted in substitution for some other award or retroactively in tandem to an outstanding award. In those cases, the exercise or grant price may be the Fair Market Value at that date, at the date of the earlier award or at that date reduced by the Fair Market Value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option, the times at which each option shall be exercisable, and provisions requiring forfeiture or unexercised options at or following termination of employment will be fixed by the Committee, except that no ISO will have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (possibly including notes or obligations to make payment on a deferred basis, or through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time.

  OTHER STOCK-BASED AWARDS. Bonus Stock and Awards in Lieu of Cash Obligations. In order to enable the Company to respond to business and economic developments and trends in executive compensation practices, the Equity Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee determines the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

  CASH PAYMENTS. The Committee may grant the right to receive cash payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the Equity Incentive Plan authorizes the Committee to grant a tax bonus in respect of any award.

  PERFORMANCE UNITS. The Committee is also authorized to grant Performance Units. A Performance Unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each Performance Unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such lengths as the Committee may select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time.

  PERFORMANCE-BASED AWARDS. The Committee may (but is not required to) grant awards pursuant to the Equity Incentive Plan to participant who, in the year of grant, may be among the Company's Chief Executive Officer and the four other most highly compensated executive officers, which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). If the Committee grants an award as a Performance Based Award, the right to receive payment of such award, other than stock options granted at not less than fair market value on the date of grant, will be conditioned upon the achievement of performance goals established by the Committee in writing at the time the Performance-Based Award is granted. Such performance goals, which may vary from participant to participant and Performance-Based Award to Performance-Based Award, will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholder's equity, financial return ratios, market performance or total stockholder return, and/or (ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied. The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) stock-based awards for 100,000 shares of Common Stock (whether payable in cash or stock), subject to adjustment as provided in the Equity Incentive Plan, (ii) 100,000 Performance Units, (iii) a tax bonus payable with respect to the stock-based awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than tax bonuses) of $1,000,000. The Committee has the discretion to grant an award to a participant who may be a Covered Employee which is not a Performance-Based Award.

OTHER TERMS OF AWARDS

  In the discretion of the Committee, awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any deferred amounts under the Equity Incentive Plan. Awards granted under the Equity Incentive Plan may not be pledged or otherwise encumbered and generally, unless the committee determines otherwise, are not transferable except by will or by the laws of descent and distribution, or otherwise if permitted under rule 16b-3 of the Securities and Exchange Act of 1934 ("Exchange Act") and by the Committee.

  The Equity Incentive Plan grants the Committee broad discretion in the operation and administration of the Equity Incentive Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or recurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles, except to the extent that any such adjustment would adversely affect the status of any outstanding award as a Performance-Based Award. Furthermore, the Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award if such adjustment, in the Committee's view, is necessary to take account of a change in the Company's strategy, performance of comparable companies or other circumstances except to the extent that such adjustment would adversely affect the status of any outstanding award as Performance-Based Award.

  Awards under the Equity Incentive Plan generally will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the Equity Incentive Plan, other awards under other Company plans, including the 1991 Incentive Plan, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

CHANGE OF CONTROL

  In the event of a change of control of the Company, all awards granted under the Equity Incentive Plan (including Performance Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award.

  Under the Equity Incentive Plan, a change of control occurs upon any of the following events: (i) the acquisition of beneficial ownership by any person, other than (x) Orion or a direct or indirect subsidiary thereof of (y) a trustee of other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, either (A) beneficially owns more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors or (B) otherwise has the ability to elect a majority of the members of the Board of Directors; (ii) a change in the composition of the Board of Directors such that a majority of the members of the Board of Directors are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. The foregoing events will not be deemed to be a change of control if the transaction or transactions causing such change were approved in advance by the affirmative vote of at least a majority of the Continuing Directors.

AMENDMENT AND TERMINATION

  The Board of Directors may amend, alter, suspend, discontinue, or terminate the Equity Incentive Plan or the Committee's authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards;
(ii) materially increase the benefits accruing to participants under the Equity Incentive Plan; or (iii) increase the number of shares of common Stock subject to the Equity Incentive Plan.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                      TO THE COMPANY AND THE PARTICIPANT

  The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Equity Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

  A participant will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right) or a Performance Unit, nor will the Company be entitled to any tax deduction.

  When a participant who has been granted an option which is not an ISO exercises that option and receives Common Stock which is either "transferable" or not subject to a "substantial risk of forfeiture" under Section 83(c) of the Code, the participant will realize compensation income subject to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

  If a participant exercises an option which is an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. As a result, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of the exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

  With respect to other awards (including a Performance Unit) granted under the Equity Incentive Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under section 83(c) of the Code, the participant will realize compensation income

(subject to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

  With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

  Even though Common Stock or other property may be non-transferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time it is received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited to only the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

  The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property will be surrendered by the participant) to satisfy such withholding and other tax obligations.

  Finally, amounts paid pursuant to an award which vests or becomes exercisable, or with respect to which restrictions lapse, upon a change in control may constitute a "parachute payment" under Section 280G of the Code. To the extent any such payment constitutes an "excess parachute payment," the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

SECTION 162(M) PROVISIONS

  The Equity Incentive Plan was designed to permit the deduction by the Company of the compensation realized by certain officers in respect of long-term incentive compensation granted under the Equity Incentive Plan which is intended by the Committee to qualify as "performance-based compensation" under
Section 162(m) of the Code. This section generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to the Covered Employees. Certain compensation, including compensation that meets the specified requirements for "performance-based compensation," is not subject to this deduction limit. Among the requirements for compensation to qualify as "performance-based compensation" is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, if the Equity Incentive Plan is approved by the stockholders, then the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as "performance-based compensation" should, provided the other requirements of Section 162(m) of the Code are satisfied, not be subject to the deduction limit of Section 162(m).

AWARDS OUTSTANDING

  On December 17, 1996, the Compensation Committee awarded, under the Equity Incentive Plan, options for 162,747 shares of Common Stock and 30,545 Performance Units, to 38 current employees of the company.

No awards were made to the officers of the Company under the Equity Incentive Plan but 100,002 options and 18,614 Performance Units were awarded to such officers on the same date pursuant to the 1991 Incentive Plan.

  The options awarded all have an exercise price of $16.875 per share and have an expiration date of December 17, 2006. The Restricted Stock and Performance Units all vest over four years, ending on December 17, 2000. The closing sale price of the Company's Common Stock on the New York Stock Exchange on March 21, 1997 was $18.00.

  The Committee has determined that Performance Units awarded on that date will have Performance Targets based in part on a 15% compounded average annual increase in the Company's book value per share during a four-year Performance Period, and in part on an 11% compounded increase in the book value of Orion's shares. For purposes of these calculations, dividend payments by Guaranty, but not Orion, will be added to book value. As Performance Units vest, the percentage of book value earned will be based on a performance scale so that targeted increases must be achieved to obtain 100% of the award. Lesser percentages will be payable at lower levels of increases in book value. The Committee has fixed levels of increase below which the individual employees will receive no award.

SHAREHOLDER APPROVAL

  Unless the Equity Incentive Plan is approved by the stockholders, no awards under the Equity Plan can be made to officers of the Company, but awards will continue to be made to key employees of the Company and its subsidiaries who are not officers of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

  PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED, UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

                   3. RATIFICATION OF SELECTION OF AUDITORS

  The Board has selected Deloitte & Touche LLP, independent certified public accountants, as independent auditors for the Company for the year 1997. A resolution will be submitted to stockholders at the meeting for ratification of such selection and the accompanying proxy will be voted for such ratification, unless instructions to the contrary are indicated therein. Although ratification by stockholders is not a legal prerequisite to the Board's selection of Deloitte & Touche LLP as the Company's independent certified public accountants, the Company believes such ratification to be appropriate. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the selection of independent certified public accountants will be reconsidered by the Board; however, the Board may select Deloitte & Touche LLP, notwithstanding the failure of the stockholders to ratify its selection.

  The Board expects that representatives of Deloitte & Touche LLP will be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

  Deloitte & Touche LLP (or its predecessor, Touche Ross & Co.) have been the Company's independent certified public accountants since 1985. During that period, the firm has also served as Orion's independent certified public accountants. During the fiscal year ended December 31, 1996, Deloitte & Touche LLP performed audit and other services for the Company including attendance at meetings with the Audit Committee and the Board on matters related to the audit, consultations during the year on matters related to accounting, financial reporting, loss reserve analysis, and the review of financial and related information that was included in filings with the Securities and Exchange Commission and other regulatory agencies.

  The appointment of auditors is approved annually by the Board. The decision of the Board is based upon the recommendation of the Audit Committee of the Board. In making its recommendation as to the appointment of auditors, the Audit Committee reviews both the proposed audit scope and the estimated audit fees for the coming year.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                           4. MISCELLANEOUS MATTERS

  As of the date of this statement, the Board knows of no business that will be presented for consideration at the meeting other than that which has been referred to above. As to other business, if any, that may come before the meeting, proxies in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxies.

SHAREHOLDER NOMINATIONS AND PROPOSALS

  The Company's By-Laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a director (other than a person nominated at the direction of the Board), as well as the submission of a proposal (other than a proposal submitted at the direction of the Board), at a meeting of stockholders. In order for any such nomination or submission to be proper with respect to the 1998 Annual Meeting, which will be held on May 12, 1998, the notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and must be furnished to the Company between February 10 and March 7, 1998. A copy of the applicable provisions of the By-Laws may be obtained by a shareholder, without charge, upon written request to the Secretary of the Company at its principal executive offices.

  In addition to the foregoing, in accordance with the rules of the Securities and Exchange Commission ("SEC"), any proposal of a shareholder intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company by January 23, 1998 in the form and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 1998 Annual Meeting.

COST OF PROXY SOLICITATION

  The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of Common Stock. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies personally or by telephone. No compensation other than their regular compensation will be paid to officers or employees for any solicitation which they may make.

  At any time prior to being voted, the enclosed proxy is revocable by written notice to the Secretary of the Company or by appearance at the meeting to vote in person.

                                          By order of the Board of Directors.

                                          /s/ Beverly A. Silk
                                          -------------------
                                          Beverly A. Silk
                                          Secretary

March 27, 1997

                                                                      EXHIBIT A

                         GUARANTY NATIONAL CORPORATION

                             EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan

  The purpose of the Guaranty National Corporation Equity Incentive Plan (the "Plan") is to further the interests of Guaranty National Corporation (the "Company") and its shareholders by providing long-term performance incentives to those key employees of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2. Definitions

  For purposes of the Plan, the following terms shall be defined as set forth below:

  (a) "Award" means any Option, Performance Unit, Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

  (b) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

  (c) "Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than (x) Orion Capital Corporation or a direct or indirect subsidiary thereof or (y) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

  Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (e) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of either the Continuing Directors who were members of such Board at the time of such nomination or election, or the shares beneficially owned by Orion Capital Corporation and its subsidiaries.

  (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  (g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

  (h) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

  (i) "Option" means a right granted to a Participant pursuant to Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

  (j) "Performance Unit" means a right granted to a Participant pursuant to
Section 6(c) to receive a payment in cash and or stock equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

  (k) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, Stock granted as a bonus or Awards in lieu of cash obligations.

  (l) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

  (m) "Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of (i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

Section 3. Administration of the Plan

  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). No member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

  Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be cancelled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.

Section 4. Participation in the Plan

  Participants in the Plan shall be selected by the Committee from among the key employees of the Company and its Subsidiaries.

Section 5. Plan Limitations; Shares Subject to the Plan

  (a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $1.00 par value, of the Company (the "Stock") available for issuance as Awards under the Plan shall not exceed 700,000 shares.

  No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

  (b) Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 350,000. If any Performance Units awarded under the Plan shall be forfeited or cancelled, such Performance Units shall thereafter be available for award under the Plan.

Section 6. Awards

  (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

  (b) Options. The Committee may grant Options to Participants on the following terms and conditions:

    (i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

    (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at

  Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

    (iii) Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

  (c) Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

    (i) Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

    (ii) Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company's Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

  (d) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

  (e) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Section 6(b) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this
Section 6(f) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

  (f) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 7. Additional Provisions Applicable to Awards

  (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, or purchase price of any other Award conferring a right to purchase Stock:

    (i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

    (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

  (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

  (c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

  (d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

  (e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

  (f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

  (g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a "Covered Employee," within the meaning of Section 162(m) of the Code, which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

  The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 100,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 100,000 Performance Units,
(iii) a Tax bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than Tax Bonuses) of $1,000,000.

  (h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

Section 8. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

  (a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

  (b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Section 9. General Provisions

  (a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

  The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

  Notwithstanding the foregoing, if the Plan is ratified by the stockholders of the Company at the Company's 1997 Annual Meeting of Stockholders, then unless approved by the stockholders of the Company, no amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

  (b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

  (c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

  (d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

  (e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

  (f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

  (g) Effective Date. The effective date of the Plan is October 29, 1996.

  (h) Shareholder Approval. Unless and until the Plan is approved by the stockholders of the Company at the Company's 1997 Annual Meeting of Stockholders, no Stock-Based Award may be granted to any officer of the Company.

--------------------------------------------------------------------------------
PROXY

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXY FOR HOLDERS
                        OF COMMON STOCK--ANNUAL MEETING
                                 MAY 13, 1997

                         GUARANTY NATIONAL CORPORATION

  The undersigned holder of Common Stock of Guaranty National Corporation hereby appoints Michael L. Pautler and James R. Pouliot, and either of them, with full power of substitution to either of them, and with authority in each to act in the absence of the other, as attorneys and proxies for the undersigned to vote, as designated below, all the shares of common stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Guaranty National Corporation to be held at 1:30 p.m., Mountain Daylight Savings Time, Tuesday, May 13, 1997 at 9800 South Meridian Boulevard, Englewood, Colorado, and any adjournments thereof.

  Proxies will be voted as specified. Where no specification is given, proxies will be voted FOR the Election of Directors, FOR Proposal 2 and FOR Proposal
3. If any nominee for director should become unavailable for election, this proxy will be voted FOR such substitute nominee as may be proposed by the Board of Directors.

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     [X] Please mark
                                                                                                                          your votes
                                                                                                                        as indicated
A Vote FOR Items 1, 2 and 3 is Recommended:
Item 1 - ELECTION OF DIRECTORS             WITHHOLD         Item 3 - To ratify  the appointment of
FOR All nominees listed            FOR     AUTHORITY        Deloitte & Touche LLP as independent          FOR   AGAINST   ABSTAIN
(except as marked):                [ ]        [ ]           certified public accountants for              [ ]     [ ]       [ ]
T.Adams,    J.Pouliot,                                      the Company for the year 1997.
W.Becker,   R.Sanborn,
A.Gruber,   W.Shepherd,
D.Lacey,    R.Thomas,
M.Padilla,  R.Ware
V.Papa,
                                                       Item 4 - With discretionary authority    FOR   AGAINST   ABSTAIN
                                                       upon such other matters as may properly  [ ]     [ ]       [ ]
Item 2 - To approve the       FOR   AGAINST   ABSTAIN  come before the meeting.
Guaranty National Corporation [ ]     [ ]       [ ]
Equity Incentive Plan.


                                                                                         The undersigned hereby acknowledges receipt
                                                                                         of the Notice of Annual Meeting of
                                                                                         Stockholders, the Proxy Statement of such
                                                                                         meeting, and the Annual Report of the
                                                                                         Company for 1996.



Signature __________________________ Signature, if held jointly ______________________  Dated ____________________________, 1997
Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian. For a corporation or a partnership, or in any other fiduciary capacity, please give your full title.
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